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                                                                    Exhibit 10.1

                      HPSC GLOUCESTER FUNDING 2003-1 LLC I
                      HPSC GLOUCESTER FUNDING 2003-1 LLC II
                        ASSET BACKED NOTES, SERIES 2003-1
     $123,310,000 FLOATING RATE ASSET BACKED NOTES, SERIES 2003-1, CLASS A-1
        $152,000,000 3.432% ASSET BACKED NOTES, SERIES 2003-1, CLASS A-2
          $16,245,000 3.549% ASSET BACKED NOTES, SERIES 2003-1, CLASS B $12,825,000 4.385% ASSET BACKED NOTES, SERIES 2003-1, CLASS C $6,840,000 5.561% ASSET BACKED NOTES, SERIES 2003-1, CLASS D $9,405,000 10.158% ASSET BACKED NOTES, SERIES 2003-1, CLASS E $2,565,000 13.947% ASSET BACKED NOTES, SERIES 2003-1, CLASS F

                  NOTE PURCHASE AND PLACEMENT AGENCY AGREEMENT

                                                                  March 27, 2003

Merrill Lynch, Pierce, Fenner & Smith Incorporated
  As Representative of the Investment Banks (as defined herein)
Four World Financial Center, 10th Floor
New York, New York 10080

Ladies and Gentlemen:

     Section 1.     INTRODUCTORY. HPSC Gloucester Funding 2003-1 LLC I
("LLC I") and HPSC Gloucester Funding 2003-1 LLC II ("LLC II" and together with LLC I, the "ISSUERS"), each, a Delaware limited liability company, propose, subject to the terms and conditions stated herein, to (i) issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and ING Financial Markets LLC ("ING" and together with Merrill Lynch, the "INVESTMENT BANKS"), as purchaser their Asset Backed Notes, Series 2003-1, Class A-1, Class A-2, Class B, Class C and Class D Notes (collectively, the "SALE NOTES") and
(ii) to issue and engage Merrill Lynch and ING as placement agents to use their best efforts to place the Class E Notes and the Class F Notes (the "BEST EFFORTS NOTES" and together with the Sale Notes, the "NOTES"), all in the Initial Note Principal Balances set forth in EXHIBIT A and EXHIBIT B attached hereto. The Notes are to be issued pursuant to an indenture, dated as of March 31, 2002 (the "INDENTURE"), by and among the Issuers, HPSC, Inc. ("HPSC"), as Originator and as Servicer (in such capacities, the "ORIGINATOR" and the "SERVICER", respectively), and BNY Midwest Trust Company, as indenture trustee (the "INDENTURE TRUSTEE"). HPSC, the Issuers and their respective affiliates are each referred to herein as an "HPSC ENTITY" and collectively as the "HPSC ENTITIES". The Securities Act of 1933, as amended, is herein referred to as the "SECURITIES ACT". Capitalized terms used herein but not otherwise defined shall have the meanings set forth in Appendix A to the Indenture.

     Section 2. REPRESENTATIONS AND WARRANTIES OF THE ISSUERS AND HPSC. HPSC and the Issuers jointly and severally represent and warrant to the Investment Banks, as of the Closing Date, that:

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            (a)     OFFERING DOCUMENT. A preliminary offering circular and an
     offering circular relating to the Notes has been prepared by the Issuers. Such preliminary offering circular (the "PRELIMINARY OFFERING CIRCULAR") and such offering circular (the "OFFERING CIRCULAR"), as supplemented by any additional information and documents concerning the Notes delivered by or on behalf of the Issuers to prospective purchasers (including any and all computational materials, term sheets, static pool data and other financial data related to HPSC and the Issuers) are hereinafter collectively referred to as the "OFFERING DOCUMENT". On the date of this Agreement and the Closing Date, the Offering Document does not include, or will not include, as the case may be, any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (b) GOOD STANDING OF ISSUERS. The Issuers are limited liability companies duly formed, validly existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own their properties and conduct their business as described in the Offering Document; and the Issuers are duly qualified to do business as foreign entities in good standing in all other jurisdictions in which their ownership or lease of property or the conduct of their business requires such qualification.

            (c) GOOD STANDING OF HPSC. HPSC is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and HPSC is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

            (d) INDENTURE. The Indenture has been duly authorized and on the Closing Date the Indenture will have been duly executed and delivered, will conform to the description thereof contained in the Offering Document and will constitute valid and legally binding obligations of the Issuers, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (e) NOTES. The Notes have been duly authorized, and when the Notes are delivered and paid for pursuant to this Agreement on the Closing Date, such Notes will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document and will constitute valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (f) NO CONSENTS REQUIRED. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the

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     consummation of the transactions contemplated by the Transaction Documents and in connection with the issuance and sale or placement of the Notes by the Issuers.

            (g) ABSENCE OF DEFAULTS AND CONFLICTS. No HPSC Entity is in violation of its charter or by-laws or other organization documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note lease or other agreement or instrument to which such HPSC Entity is a party or by which it may be bound, or to which any of the property or assets of such HPSC Entity is subject (collectively, the "AGREEMENTS AND INSTRUMENTS") except for such defaults that would not result in a Material Adverse Effect (as defined herein); and the execution, delivery and performance of this Agreement, the Indenture, the Notes and any other agreement or instrument entered into or issued or to be entered into or issued by an HPSC Entity in connection with the transactions contemplated hereby or thereby or in the Offering Document and the consummation of the transactions contemplated herein and in the Offering Document (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Offering Document) and compliance by such HPSC Entity with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such HPSC Entity pursuant to any Agreements and Instruments, except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws or other organization documents of an HPSC Entity or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such HPSC Entity or any of its assets, properties operations. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf), the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by an HPSC Entity.

            (h) DUE AUTHORIZATION, EXECUTION, DELIVERY AND ENFORCEABILITY. This Agreement and each other Transaction Document to which such HPSC Entity is a party has been duly authorized, executed and delivered by such HPSC Entity and is the legal, valid and binding obligation of each HPSC Entity, enforceable against such HPSC Entity in accordance with its terms.

            (i) TITLE TO PROPERTY. Except as set out in the lien searches attached in the Schedule hereto, each Issuer and HPSC each have good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, HPSC holds any leased real or personal property under valid and

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     enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by it.

            (j) POSSESSION OF LICENSES AND PERMITS. Each of the Issuers and HPSC possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to any Issuer or HPSC, would have a Material Adverse Effect on the Issuers and HPSC.

            (k) ABSENCE OF PROCEEDINGS. Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting any Issuer or HPSC or any of their respective properties that, if determined adversely to such Issuer or HPSC, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of such Issuer or HPSC to perform its obligations under any of the Transaction Documents, or which are otherwise material in the context of the sale or placement of the Notes; and no such actions, suits or proceedings are threatened or, to any Issuer's or HPSC's knowledge, contemplated.

            (l) INVESTMENT COMPANY ACT. Neither Issuer is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and neither Issuer is, nor after giving effect to the offering and sale or placement of the Notes and the application of the proceeds thereof as described in the Offering Document, will be, an "investment company" as defined in the Investment Company Act.

            (m) RULE 144A. The Notes are eligible for resale pursuant to Rule 144A of the Securities Act and no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Notes are listed on any national securities exchange registered under Section 6 of the United States Securities Exchange Act of 1934 ("EXCHANGE ACT"). The materials provided by or on behalf of the HPSC Entities from time to time to holders of the Notes or to prospective purchasers with respect to resales of the Notes pursuant to Rule 144A(d)(4) of the rules and regulations promulgated under the Securities Act by the Securities and Exchange Commission, when so provided, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (n) TRUST INDENTURE ACT. The offer and sale of the Sale Notes and the placement of the Best Efforts Notes in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and it is not necessary to qualify an indenture in respect of the Notes under the United States Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT").

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            (o)     NO GENERAL SOLICITATION. None of the HPSC Entities or any
     person acting on their behalf (other than the Investment Banks as to whom the Issuers and HPSC make no representation) has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

            (p) NO REGISTRATION REQUIRED. Subject to compliance by the Investment Banks with the representations and warranties set forth in
     Section 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Sale Notes to the Investment Banks or the placement of the Best Efforts Notes by the Investment Banks in the manner contemplated by this Agreement and the Offering Document to register the Notes under the Securities Act.

            (q) NO OTHER DISTRIBUTION ARRANGEMENTS. The Issuers have not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes except for this Agreement.

            (r) NO SUBSTANTIAL U.S. MARKET INTEREST. There is no "substantial U.S. market interest" as defined in Rule 902(i) of Regulation S in the Notes.

            (s) CONTRACTS. Upon execution and delivery of the Receivables Transfer Agreement, the Issuers will have acquired the Originator's and Bravo's right, title and interest in and to the Contracts free and clear of all Liens; upon the execution and delivery of the Receivables Transfer Agreement, the Issuers will have the power and authority to pledge the Contracts to the Indenture Trustee on behalf of the Noteholders; each Contract meets the eligibility requirements set forth in the Receivables Transfer Agreement; each Contract constitutes the legal, valid and binding and enforceable agreement of the parties thereto; each Contract complies or will comply at the Closing Date in all material respects as to content and form with all applicable state laws and federal laws; and each Contract complied at the time it was originated or made, and at the execution of this Agreement complies, in all material respects with all applicable federal, state and local laws and regulations, including usury, consumer credit, truth-in-lending, equal credit opportunity and applicable disclosure laws.

            (t) EQUIPMENT. At the time of execution of the Indenture, the Issuers will have good and marketable title to the leased Equipment and other rights relating to the Equipment, and will hold such Equipment free and clear of liens (except as permitted in the Transaction Documents) and will not have assigned to any Person any of its right, title or interest in any such Equipment or other rights, or shall have obtained the release of any such prior assignment. Upon execution of the Indenture, the Indenture Trustee on behalf of the Noteholders will have a first perfected security interest in the Equipment.

            (u) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each HPSC Entity in each of the Transaction Documents to which it is a party are true and correct in all material respects and are hereby restated for the benefit of the Investment Banks and incorporated by reference herein with the same effect as if set forth in full herein.

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            (v)     TAXES, FEES AND CHARGES. Any taxes, fees and other
     governmental charges in connection with the execution and delivery of the Transaction Documents or the execution, delivery and sale of the Notes have been or will be paid prior to the Closing Date.

            (w) ENVIRONMENTAL LAWS. Except as described in the Offering Document and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) no HPSC Entity is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) each HPSC Entity has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements, (C) there are no pending or threatened administrative regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Law against any HPSC Entity and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting an HPSC Entity relating to Hazardous Materials or Environmental Laws.

            (x) FINANCIAL STATEMENTS. All audited and unaudited financial statements (including all related schedules and notes) of the HPSC Entities provided to the Investment Banks present fairly the financial position of the HPSC Entities at the dates indicated and the statement of operations, stockholders' equity and cash flows of the HPSC Entities for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The accountants who certified the financial statements provided to the Investment Banks are independent public accountants with respect to the HPSC Entities within the meaning of Regulation S-X of the Securities Act.

            (y) NO MATERIAL ADVERSE CHANGE IN BUSINESS OR CONTRACTS. Since December 31, 2002 and the dates as of which any information is given in the Offering Document, (A)(1) except as otherwise disclosed in the Offering Document and a filing by an HPSC Entity with the Securities and Exchange Commission under the Exchange Act, there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or business prospects of an HSPC Entity , whether or not arising in the ordinary course of business and (2) except as otherwise disclosed in the Offering Document, there has been no change or other occurrence which would materially and adversely affect the Contracts or the ability of any HPSC Entity to perform

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     its obligations under this Agreement or the other Transaction Documents to which it is a party, or which is otherwise material in the context of the issuance and sale of the Notes (any such change or occurrence described in clause (1) or (2), a "MATERIAL ADVERSE EFFECT"), (B) except as otherwise disclosed in an HPSC Entity's filing under the Exchange Act, there have been no transaction by an HPSC Entity, other than those in the ordinary course of business, which are material, (C) there has been no material change in the financial statements and (D) there has been no material adverse change in the credit quality of the Contracts.

            (z) OFFERING CIRCULAR. The Notes and each of the Transaction Documents will conform in all material respects to the respective statements relating thereto contained in the Offering Document and will be in substantially the respective forms previously delivered to the Investment Banks.

     Section 3. PURCHASE, SALE AND DELIVERY OF NOTES; ENGAGEMENT OF INVESTMENT BANKS AS PLACEMENT AGENTS.

            (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions set forth herein, the Issuers agree to sell to the Investment Banks and the Investment Banks agree to purchase from the Issuers the Sale Notes at the respective purchase prices and the Initial Note Principal Balances set forth opposite the names of the Investment Banks in EXHIBIT A hereto.

            (b) The Issuers will deliver against payment of the purchase price the Sale Notes to be offered and sold by the Investment Banks in reliance on Regulation S (the "REGULATION S NOTES") in the form of one or more temporary global notes in registered form without interest coupons (the "REGULATION S GLOBAL NOTES") which will be deposited with the Indenture Trustee as custodian for The Depository Trust Company ("DTC") for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR"), and Cedelbank societe anonyme ("CEDELBANK") and registered in the name of Cede & Co., as nominee for DTC. The Issuers will deliver against payment of the purchase price the Sale Notes to be purchased by the Investment Banks hereunder and to be offered and sold by the Investment Banks in reliance on Rule 144A under the Securities Act in the form of one permanent global security in definitive form without interest coupons (the "RULE 144A GLOBAL NOTES") deposited with the Indenture Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Notes and the Rule 144A Global Notes shall be assigned separate CUSIP numbers. The Rule 144A Global Notes shall include the legend regarding restrictions on transfer set forth under "TRANSFER RESTRICTIONS" in the Offering Document. Until the termination of the Restricted Period with respect to the offering of the Notes, interests in the Regulation S Global Notes may only be held by the DTC participants for Euroclear and Cedelbank. Interests in any permanent global Notes will be held only in book-entry form through Euroclear, Cedelbank or DTC, as the case may be, except in the limited circumstances permitted by the Indenture.

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            (c)     Payment for the Sale Notes shall be made by the Investment
     Banks in federal (same day) funds by wire transfer to an account at a bank acceptable to the Investment Banks and designated by the Issuers on March 24, 2003 (or, at such time not later than seven full Business Days thereafter as the Investment Banks and the Issuers determine, the "CLOSING DATE") against delivery to the Indenture Trustee as custodian for DTC of
     (A) the Regulation S Global Notes representing all of the Regulation S Notes for the respective accounts of the DTC participants for Euroclear and Cedelbank and (B) the 144A Global Notes. The Regulation S Global Notes and the 144A Notes will be made available for inspection at the office of Baker & McKenzie, 805 Third Avenue, New York, NY 10022 at least 24 hours prior to the Closing Date.

            (d) The Issuers hereby retain and authorize the Investment Banks to act as exclusive placement agents in arranging the private placement of the Best Efforts Notes on the terms herein set forth for the period (the "OFFERING PERIOD") commencing on the date hereof and terminating on the date that is the one year anniversary of this Agreement (the "OFFERING TERMINATION DATE"). Subject to the performance in all material respects by the Issuers of their obligations to be performed hereunder prior to the Closing Date, and to the completeness and accuracy in all material respects of all of the representations and warranties of the Issuers contained herein, each Investment Bank hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the Offering Period to find qualified purchasers for the Best Efforts Notes. The Investment Banks shall not have any obligation to purchase, as principal, any of the Best Efforts Notes from the Issuers under any circumstances. Such agency is coupled with an interest and, therefore, is not terminable during the Offering Period by the Issuers without the permission of either Investment Bank, except for cause in the event of a breach by either Investment Bank of their respective obligations hereunder. Such agency shall continue until the close of business on the Offering Termination Date, unless each Investment Bank and the Issuers agree to an earlier termination or the Offering Period shall be extended, in which latter case the agency created hereunder shall terminate on, and the Offering Termination Date shall be extended until, the last day of the Offering Period, as extended.

            (e) In the event the offering is commenced and fewer than all Best Efforts Notes shall have been placed prior to the Offering Termination Date, the agency created hereunder and this Agreement shall terminate.

     Section 4.     REPRESENTATIONS OF THE INVESTMENT BANKS; RESALES.

            (a) Each of the Investment Banks represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

            (b) Each of the Investment Banks acknowledges that the Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of Rule 144A under the Securities Act ("RULE 144A"). Each of the Investment Banks represents and agrees that it has offered and sold the Notes, and will

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     offer and sell the Notes (i) as part of its distribution at any time and
     (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 under the Securities Act or Rule 144A. Accordingly, neither of the Investment Banks nor their respective affiliates, nor any persons acting on behalf of any of them, has engaged or will engage in any directed selling efforts with respect to the Notes and the Investment Banks, their affiliates and all persons acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Investment Banks agree that, at or prior to confirmation of sale of the Notes, other than a sale pursuant to Rule 144A, the Investment Banks will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Notes from it during the Restricted Period a confirmation or notice to substantially the following effect:

            "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities
            Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S.
            persons (i) as part of their distribution at any time or
            (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

     Terms used in this subsection (b) have the meanings given to them in Regulation S.

            (c) Each of the Investment Banks agrees that it and each of its affiliates will not offer or sell the Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each of the Investment Banks agrees, with respect to resales made in reliance on Rule 144A of any of the Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

            (d)     Each of the Investment Banks represents and agrees that
     (i) it has not offered or sold and prior to the date six months after the date of issue of the Notes will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial

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     Services Act 1986 with respect to anything done by it in relation to the
     Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

            (e) With respect to each of the Investment Banks, the respective Investment Bank is not an "employee benefit plan", within the meaning of
     Section 3(3) of ERISA, that is subject to the provisions of Title I of ERISA or a "plan", within the meaning of Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code or a plan that is subject to any substantially similar provision of federal, state or local law (each of the foregoing, a "PLAN"), and it is not directly or indirectly acquiring the Notes on behalf of, as investment manager of, as fiduciary of, as trustee of, or with assets of a Plan.

     Section 5. CERTAIN COVENANTS OF THE ISSUERS. The Issuers agree with the Investment Banks that:

            (a) The Issuers will advise the Investment Banks promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Investment Banks' consent. If, at any time prior to the completion of the placement or the resale of the Notes, as applicable, by the Investment Banks, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Issuers promptly will notify the Investment Banks of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement. Neither the consent of the Investment Banks to, nor the Investment Banks' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

            (b) The Issuers will furnish to the Investment Banks copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Investment Banks request, and the Issuers will furnish to the Investment Banks on the date hereof three copies of the Offering Document signed by a duly authorized officer of each Issuer, together with an independent accountants' report relating to such Offering Document manually signed by such independent accountants. At any time the Notes are Outstanding, the Issuers will promptly furnish or cause to be furnished to each Investment Bank and, upon request of holders and prospective purchasers of the Notes, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Notes pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Notes. The Issuers will pay the expenses of printing and distributing to the Investment Banks all such documents.

            (c) The Issuers will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, sell any Notes acquired by any affiliates in violation of the Securities Act or any of the regulations promulgated under the Securities Act..

            (d) During the period of two years after the Closing Date, neither Issuer will be nor will become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

            (e) The Issuers will pay all expenses incidental to the performance of their respective obligations under the Transaction Documents including (i) all expenses in connection with the execution, issuance, authentication, packaging and initial delivery of the Notes, the preparation of the Transaction Documents and the printing of the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Notes; (ii) the cost of listing the Notes on the Luxembourg Stock Exchange, and any expenses incidental thereto; (iii) the cost of any advertising approved by the Issuers in connection with the issuance of the Notes; (iv) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Investment Banks designate and the printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Notes; (vi) expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Investment Banks; and (vii) any fees and disbursements of counsel to the Investment Banks.

            (f) In connection with the offering, until the Investment Banks shall have notified the Issuers of the completion of the placement and resale of the Notes, as applicable, neither the Issuers nor any of their respective affiliates have or will, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliates has a beneficial interest, any Notes or attempt to induce any person to purchase any Notes; and neither they nor any of their respective affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Notes.

            (g) The Issuers will use their best efforts, in cooperation with Merrill Lynch and ING, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as Merrill Lynch or ING may designate and to maintain such qualifications in effect as long as required for the sale of the Notes; provided, however that the Issuers shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified so to subject itself to taxation in relation of doing business in any jurisdiction in which it is not otherwise so subject.

            (h) The Issuers shall take all reasonable action necessary to enable the Rating Agencies to provide their respective credit ratings of the Notes.

            (i) The Issuers will cooperate with Merrill Lynch and ING and use its best efforts to permit the Notes (other than the Class F Notes) to be eligible for clearance and settlement through the facilities of DTC.

            (j) The Issuers will use the net proceeds received by it from the sale of the Notes in the manner specified in the Offering Circular under "Use of Proceeds".

            (k) The Issuers and HPSC agree that, prior to any offer, resale or placement of the Notes by the Investment Banks, the Investment Banks and counsel for the Investment Banks shall have the right to make reasonable inquiries into the business of the HPSC Entities. The Issuers and HPSC also agree to provide answers to each prospective purchaser of Notes who so requests concerning the HPSC Entities (to the extent that such information is available or can be acquired and made available to prospective subsequent purchasers without unreasonable effort or expense and to the extent the provision thereof is consistent with the Issuers' or HPSC's policy and practice and no prohibited by applicable law) and the terms and conditions of the Notes, as provided in the Offering Document. To the extent that any purchasers of Best Efforts Notes shall so require, the Issuers and HPSC will use best efforts to cause each counsel that delivered opinions on the Closing Date of the Sale Notes to deliver reliance letters of such opinions to such purchasers and to cause each party that delivered closing certificates on the Closing Date of the Sale Notes to deliver bring-down certificates to such purchasers.

            (l) Each of the Issuers and HPSC agrees that it shall not and shall cause all other HPSC Entities not to, solicit any offer to buy or make any offer or sale of, otherwise negotiate in respect of, securities of an HPSC Entity of any class if, as a result of the doctrine of "integration" referred to in Rule 502 of the Securities act, such offer or sale would render invalid (for the purpose of (i) the sale of the Sale Notes to the Investment Banks, (ii) the resale of Sale Notes by the Investment Bank, (iii) the resale of Notes by subsequent purchasers, or
     (iv) the placement of the Best Efforts Notes, the exemption from the registration requirements of the Securities Act provided by Rule 144A thereunder or otherwise.

     Section 6. CONDITIONS OF THE INVESTMENT BANKS' OBLIGATIONS. The obligations of the Investment Banks to purchase and pay for the Sale Notes on the Closing Date and to use best efforts to place the Best Efforts Notes during the Offering Period, as applicable, will be subject to the accuracy of the representations and warranties on the part of the Issuers and HPSC herein, the accuracy of the statements of officers of the Issuers made pursuant to the provisions hereof, to the performance by the Issuers of their respective obligations hereunder and to the following additional conditions precedent:

            (a) The Investment Banks shall have received a letter, dated the date of the Offering Document of Deloitte & Touche, LLP in form and substance satisfactory to the Investment Banks concerning the financial and statistical information contained in the Offering Document.

            (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Investment Banks, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Notes, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of any HPSC Entity or the Contracts which, in the judgment of the Investment Banks, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Notes; (B) any downgrading in the rating of any debt securities of any HPSC Entity by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of any HPSC Entity (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum or maximum prices for trading on such exchange, or any suspension of trading of any securities of any HPSC Entity on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; (E) a material disruption in commercial banking or securities settlement or clearance services in the United States; or (F) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Investment Banks, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the marketing, offering, sale of, placement of and payment for the Notes.

            (c) The Notes shall have been duly authorized, executed, authenticated, delivered and issued, and each of the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and all conditions precedent contained in the Transaction Documents shall have been satisfied.

            (d) The Investment Banks shall have received from counsel to each party to the Transaction Documents, written opinions dated the Closing Date and in form and substance satisfactory to the Investment Banks and their counsel, covering such matters as the Investment Banks may request, including but not limited to corporate matters, enforceability matters, securities laws, tax matters, bankruptcy and security interests.

            (e) The Investment Banks shall have received a letter from each of Day, Berry & Howard LLP and Baker & McKenzie that each such counsel has no reason to believe that the Offering Circular as of the date of the Offering Circular and the

     Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular.

            (f) The Investment Banks shall have received from each party to the Transaction Documents such information, certificates and documents as the Investment Banks may reasonably have requested and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Investment Banks.

            (g) The (i) Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes shall have received a rating of "Aaa", "Aaa", "Aa3", "A3", "Baa3", "Ba3" and "B2", respectively from Moody's Corporation, (ii) the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Class F Notes shall have received a rating of "AAA", "AAA", "AA", "A", "BBB", "BB" and "B", respectively from Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and (iii) none of such ratings shall have been rescinded, and no public announcement shall have been made by the respective rating agencies that the rating of any Class of Notes has been placed under review.

     The Investment Banks may in their sole discretion waive compliance with any conditions to the obligations of the Investment Banks hereunder.

     Section 7.     INDEMNIFICATION AND CONTRIBUTION.

            (a)     Each of the Issuers and HPSC jointly and severally agrees
     (i) to indemnify and hold harmless each Investment Banks, its partners, directors and officers, affiliates (as such term is defined in Rule 501(b) of the Securities Act), its selling agents and each person, if any, who controls such Investment Bank within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Investment Banks may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any breach of any of the representations and warranties of any Issuer or HPSC contained herein, or (B) any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arising out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon any Issuer's failure to perform its obligations under Section 5(a) of this Agreement, (C) any settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that subject to the last sentence of (c) below, any such settlement is effected with the written consent of HPSC and the Issuers, and (ii) to reimburse the Investment Banks for any legal or other expenses reasonably incurred by the Investment Banks in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that neither the Issuers nor HPSC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuers by the Investment Banks specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

            (b) The Investment Banks will indemnify and hold harmless the Issuers, their directors and officers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuers may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by the Investment Banks specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Investment Banks consists of the third, sixth and eighth paragraphs under the caption "PLAN OF DISTRIBUTION"; PROVIDED, HOWEVER, that the Investment Banks shall not be liable for any losses, claims, damages or liabilities arising out of or based upon any Issuer's failure to perform its obligations under Section 5(a) of this Agreement.

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
     Section 7(a) above, counsel to the indemnified parties shall be selected by the Investment Banks, and, in the case of parties indemnified pursuant to
     Section 7(b) above, counsel to the indemnified parties shall be selected by the Issuers and HPSC. An indemnifying party may participate at its own expense in the defense of any such action; PROVIDED, HOWEVER, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(i)(C) is effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            (d) If the indemnification provided for in this Section is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Investment Banks on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Issuers on the one hand and of the Investment Banks on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Issuers on the one hand and the Investment Banks on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Issuers and the total underwriting discount or commissions received by the Investment Banks, bear to the aggregate initial offering price of the Notes.

     The relative fault of the Issuers on the one hand and the Investment Banks on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Investment Banks and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Issuers and the Investment Banks agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Investment Banks were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section, no Investment Bank shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased and sold by it or placed by it hereunder exceeds the amount of any damages which such Investment Bank has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this paragraph (d), each person, if any, who controls an Investment Bank within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Investment Bank's affiliates and selling agents shall have the same rights to contribution as such Investment Bank, and each person, if any, who controls the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuers. The Investment Banks' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in EXHIBIT A and EXHIBIT B hereto and not joint.

            (e) The obligations of the Issuers, and HPSC under this Section shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls either of the Investment Banks within the meaning of the Securities Act or the Exchange Act; and the obligations of the Investment Banks under this Section shall be in addition to any liability which the Investment Banks may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuers within the meaning of the Securities Act or the Exchange Act.

     Section 8. DEFAULT BY ONE OR MORE OF THE INVESTMENT BANKS. If one or more of the Investment Banks shall fail at the Closing Date to purchase the Sale Notes which it or they are obligated to purchase under this Agreement (the "DEFAULTED NOTES"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Investment Banks, or any other Investment Banks, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Investment Banks shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Investment Banks, or

            (b) if the number of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Investment Bank.

     No action taken pursuant to this Section shall relieve any defaulting Investment Bank from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Issuers shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Offering Circular or in any other documents or arrangements. As used herein, the term "Investment Bank" includes any person substituted for an Investment Bank under this Section.

     Section 9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Issuers or their officers and of the Investment Banks set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Investment Banks, the Issuers or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Sale Notes, placement of the Best Efforts Notes and any termination hereunder. If this Agreement is terminated as a result of a default by the Investment Banks or if for any reason the purchase of the Sale Notes or placement of the Best Efforts Notes by the Investment Banks is not consummated, the Issuers and HPSC shall remain responsible for the expenses to be paid or reimbursed by any of them pursuant to Section 5 and the respective obligations of the Issuers and HPSC and the Investment Banks pursuant to Section 7 shall remain in effect. If the purchase of the Notes by the Investment Banks is not consummated for any reason other than solely because of the termination of this Agreement pursuant to a default by the Investment Banks, the Issuers will reimburse the Investment Banks for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Notes.

     Section 10. SEVERABILITY CLAUSE. Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 11. NOTICES. All communications hereunder will be in writing and, (A) if sent to the Investment Banks will be mailed, delivered or telegraphed and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 WFCN, 10th Floor, New York, New York 10080, Attention: Grant Jones, and ING Financial Markets LLC, 1325 Avenue of the Americas, New York, NY 10019,
Attention: Andrew Yuder, or (B) if sent to the Issuers, will be mailed, delivered or telegraphed and confirmed to them at 60 State Street, Suite 3520, Boston, Massachusetts, 02109-1803 or (C) if sent to HPSC will be mailed, delivered or telegraphed and confirmed to it at 60 State Street, Suite 3520, Boston, Massachusetts, 02109-1803; PROVIDED, HOWEVER, that any notice to the Investment Banks pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to the Investment Banks.

     Section 12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Notes shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Issuers as if such holders were parties thereto.

     Section 13. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS. The Issuers and HPSC hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     Section 14. COUNTERPARTS, ETC. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof among the Investment Banks, HPSC, and the Issuers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     Section 15. NO PETITION. During the term of this Agreement and for one year and one day after the termination hereof, none of the parties hereto or any affiliate thereof will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Issuers.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuers and the Investment Banks.


                                  Very truly yours,


                                  HPSC GLOUCESTER FUNDING 2003-1 LLC I

                                  By:    HPSC, Inc., its sole member


                                         By:    /s/ Rene Lefebvre
                                              ---------------------------
                                              Name: Rene Lefebvre
                                              Title: Chief Financial Officer


                                  HPSC GLOUCESTER FUNDING 2003-1 LLC II

                                  By:    HPSC, Inc., its sole member


                                         By:    /s/ Rene Lefebvre
                                              ---------------------------
                                              Name: Rene Lefebvre
                                              Title: Chief Financial Officer


                                  HPSC, INC.


                                  By:      /s/ Rene Lefebvre
                                         --------------------------
                                         Name: Rene Lefebvre
                                         Title: Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted as
of the date first above written.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
ING Financial Markets LLC

By:    Merrill Lynch, Pierce, Fenner & Smith Incorporated,
         as Representative of the Investment Banks


       By:  /s/ Theodore F. Breck
            --------------------------------
            Name: Theodore F. Breck
            Title: Managing Director